Exhibit 99.1

Media Contacts	Investor Contact
Laurie Bischel, 312.292.1937	investors@cmegroup.com
news@cmegroup.com	CME-G
www.cmegroup.mediaroom.com

CME Group Terry Duffy Will Step Down as Chief Executive Officer and Transition to Executive Chairman of the Board in March 2027; President and CFO Lynne Fitzpatrick Will Be Appointed CEO

CHICAGO, June 17, 2026 – CME Group, the world’s leading derivatives marketplace, today announced its longest-serving Chairman and Chief Executive Officer Terry Duffy will transition to Executive Chairman on March 1, 2027. Lynne Fitzpatrick, currently President and Chief Financial Officer, will be named Chief Executive Officer and will join the CME Group Board of Directors at that time.

Duffy has been at the helm of CME Group for more than 25 years when he was appointed Chairman in 2002, then Executive Chairman in 2006 and Chairman and Chief Executive Officer in 2016. Throughout his tenure, Duffy has led the company, and in turn the industry, through significant and ongoing transformation. He built a global trading powerhouse that traded an average daily volume of 28.1 million contracts last year and commands a market cap of more than $95 billion, up more than 8,000% since Duffy took the company public in 2002.

Under Duffy’s leadership, CME Group transitioned from floor-based to electronic trading and became the first U.S. exchange to go public. He successfully completed the industry’s first merger with cross-town rival the Chicago Board of Trade in 2007, a combination that few believed would come to fruition and an achievement that was quickly followed by the acquisition of the New York Mercantile Exchange in 2008. He also guided the company through times of turbulence including the global financial crisis of 2008 and the downfall of trading firm MF Global. His long, proven track record of innovation continues and has included the 2018 acquisition of NEX, a landmark partnership with Google Cloud in 2021, and a groundbreaking venture with FanDuel in 2025 that expands the reach of CME Group benchmark products to a new audience of millions of potential U.S. retail traders.

“Leading CME Group through more than 25 years of transformative growth has been among the highest honors of my life,” said Duffy. “Since first stepping onto the trading floor in the 1980s, I have been a believer that strong, transparent and regulated markets are a powerful force in driving progress for economies, businesses and individuals. Together with my Board, colleagues both past and present, and our employees across the globe, I am proud to have played a role in turning my conviction into history, as CME Group has grown from a Chicago institution to a true global powerhouse – all while generating billions in daily efficiencies for market users globally.

“I am pleased our company is so well positioned and have never been more optimistic about its future potential. As I begin this transition to Executive Chairman, I look forward to working even more closely with Lynne, our soon-to-be CEO, to deliver enhanced benefits to our clients and new value for our shareholders. With more than 20 years of strategic and financial expertise and strong leadership abilities, Lynne is the right person at the right time. She will continue moving our company forward for our clients, shareholders and our entire global team.”

“On behalf of the CME Group Board, I thank Terry for his tremendous leadership, not only as the longest running Chairman and CEO in our company’s history, but also as the foremost champion of our business, our markets and the global futures industry,” said Charlie Carey, Lead Director of the CME Group Board of Directors. “As a friend and colleague for more than 40 years, I’ve had a front row seat to watch Terry successfully deploy the strategic vision that has propelled CME Group into one of the strongest global financial services organizations in the world. We are pleased he will remain as Executive Chairman to work with Lynne, a strong, accomplished leader in her own right, as she steps into the role of CEO and continues to build and expand our company’s leading position in this very dynamic marketplace.”

Fitzpatrick said, “It is my privilege to have been able to work with and learn from Terry over the last 20 years, and I am honored to have the opportunity to succeed him as CEO next March. I appreciate the confidence that he and the Board have placed in me, and I look forward to working with our investors, clients and employees around the world as we grow our core business and create value for our shareholders.”

Duffy Biographical Information

A leading voice of the financial industry, Duffy joined CME Group as a runner in the lean hog pit in 1980. He purchased a seat to become a member and founded his trading company, TDA Trading, in 1981. Duffy joined the Board of Chicago Mercantile Exchange in 1995, was named Vice Chairman in 1998 and Chairman in 2002. He became Executive Chairman of the Board of CME Group in 2006, Executive Chairman and President in 2012, and was named to his current role of Chairman and CEO in 2016. He regularly testifies before Congress on key issues facing derivatives markets, clients and global market users. He has been named FOW’s International CEO of the Year, one of TabbFORUM’s 40 Innovators in Financial Markets, a member of the Futures Industry Association’s Hall of Fame and included in Crain’s Who’s Who in Chicago Business. Under his leadership, CME Group has received a wide range of industry awards recognizing the company, clearing house, technology, product innovation and brand value.

Duffy was inducted into the Futures Industry Hall of Fame by the Futures Industry Association in 2025. He was appointed by President Bush and confirmed by the U.S. Senate in 2003 to join the Federal Retirement Thrift Investment Board (FRTIB), a position he held until 2013.

He serves as Co-Chair of the Mayo Clinic Greater Chicago Leadership Council and is a Board member of the CME Group Foundation.

He attended the University of Wisconsin-Whitewater and received a Doctor of Public Service, honoris causa, from Saint Xavier University and a Doctor of Humane Letters from DePaul University.

Fitzpatrick Biographical Information

Fitzpatrick was appointed President and Chief Financial Officer in 2024. She previously served as Chief Financial Officer since 2023, Deputy Chief Financial Officer since 2022 and Managing Director of Corporate Development and Treasurer since 2017.

Since joining CME Group in 2006, Fitzpatrick has held a variety of positions with increasing levels of responsibility within the organization. She previously worked as an investment banker at Credit Suisse and UBS.

Fitzpatrick has been named to Crain’s 40 Under 40 and recognized as one of Crain’s Chicago Business Notable Leaders in Finance.

She holds a bachelor’s degree in economics from Brown University and an MBA from the University of Chicago Booth School of Business.

As the world’s leading derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data – empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, cryptocurrencies, energy, agricultural products and metals. The company offers futures and options on futures trading through the CME Globex platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world’s leading central counterparty clearing providers, CME Clearing.

CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and E-mini are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. BrokerTec is a trademark of BrokerTec Americas LLC and EBS is a trademark of EBS Group LTD. The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“S&P DJI”). “S&P®”, “S&P 500®”, “SPY®”, “SPX®”, US 500 and The 500 are trademarks of Standard & Poor’s Financial Services LLC; Dow Jones®, DJIA® and Dow Jones Industrial Average are service and/or trademarks of Dow Jones Trademark Holdings LLC. These trademarks have been licensed for use by Chicago Mercantile Exchange Inc. Futures contracts based on the S&P 500 Index are not sponsored, endorsed, marketed, or promoted by S&P DJI, and S&P DJI makes no representation regarding the advisability of investing in such products. All other trademarks are the property of their respective owners.

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